UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 12, 2019

Date of Report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona		85008
(Address of principal executive offices)		(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share	ON	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 12, 2019, ON Semiconductor Corporation (the “Company”) entered into the Fifth Amendment (the “Fifth Amendment”) to the Credit Agreement, dated as of April 15, 2016, as amended by the First Amendment, dated as of September 30, 2016, the Second Amendment, dated as of March 31, 2017, the Third Amendment, dated as of November 30, 2017 and the Fourth Amendment, dated as of May 31, 2018 (as amended, the “Credit Agreement”), with the subsidiary guarantors party thereto, Deutsche Bank AG New York Branch, as administrative agent, collateral agent and issuing lender, the “2019 Incremental Revolving Lenders” party thereto and the “New Required Lenders” party thereto.

The Fifth Amendment provides for, among other things, modifications to the Credit Agreement to (i) increase the amount that may be borrowed pursuant to the revolving credit facility (the “Revolving Credit Facility”) to $1.9 billion; (ii) extend the maturity date of borrowings under the Revolving Credit Facility to the later of (x) December 30, 2022 or (y) June 12, 2024 so long as the borrowings under the term loan “B” facility (the “Term Loan “B” Facility”) have been fully repaid or otherwise redeemed, discharged or defeased on or prior to December 30, 2022 or if the maturity date of borrowings under the Term Loan “B” Facility has been extended prior to December 30, 2022, to a date no earlier than June 12, 2024; and (iii) amend certain financial covenants, including deleting the minimum Interest Coverage Ratio (as defined in the Credit Agreement) and increasing the maximum Consolidated Total Net Leverage Ratio (as defined in the Credit Agreement) from 4.00 to 1.00 to 4.50 to 1.00 during any period of four consecutive fiscal quarters commencing after a Permitted Acquisition (as defined in the Credit Agreement) with consideration in excess of $250 million.

Certain of the lenders under the Credit Agreement and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking, commercial banking and other services for the Company and its affiliates, for which they received or will receive customary fees and expenses.

The foregoing description of the Fifth Amendment is not complete and is qualified in its entirety by reference to the full text of the Fifth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Fifth Amendment to Credit Agreement, dated as of June 12, 2019, by and among ON Semiconductor, as borrower, the subsidiary guarantors party thereto, Deutsche Bank AG New York Branch, as administrative agent, collateral agent and issuing lender, the 2019 Incremental Revolving Lenders and the New Required Lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: June 17, 2019	By:	/s/ Bernard Gutmann
Bernard Gutmann Executive Vice President, Chief Financial Officer, and Treasurer